EXHIBIT 99.1

                         REPORT OF INDEPENDENT ACCOUNTANTS




  To the Board of Directors
    and Shareholders of
    Maynard Oil Company


  In our opinion, the historical financial summaries of the interests in the oil and gas revenues and direct operating expenses of the properties acquired by Maynard Oil Company from Pennzoil Exploration and Production Company present fairly, in all material respects, the oil and gas revenues and direct operating expenses of those interests for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. These historical financial summaries are the responsibility of the Company's management; our responsibility is to express an opinion on these summaries based on our audits. We conducted our audits of these summaries in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the historical financial summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical financial summaries, assessing the accounting principles used and significant estimates made by management, and evaluating the overall historical financial summary presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


  /s/ PRICE WATERHOUSE LLP

  PRICE WATERHOUSE LLP
  Dallas, Texas
  June 8, 1995